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                                                                   EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Xyvision, Inc. (the "Company") on Form S-8 of our report, which disclaims our opinion due to the uncertainties as to the Company's ability to continue as a going concern, dated July 15, 1997, on the consolidated financial statements of the Company, as of March 31, 1997 and 1996, and for each of the three fiscal years in the period ended March 31, 1997. The report is included in the Company's Annual Report on Form 10-K.
                  /s/ Coopers & Lybrand
                                   COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
June 5, 1998


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